Exhibit 10.12

AON CORPORATION

OUTSIDE DIRECTOR STOCK AWARD

AND RETIREMENT PLAN

(as amended and restated effective January 1, 2003)

(a subplan of the Aon Stock Incentive Plan)

AON CORPORATION

OUTSIDE DIRECTOR STOCK AWARD

AND RETIREMENT PLAN

(as amended and restated effective January 1, 2003)

(a subplan of the Aon Stock Incentive Plan)

1.             Purpose:

Aon Corporation (the “Company”) previously maintained the 1994 Amended and Restated Outside Director Stock Award Plan (the “1994 Plan”) as a separate plan. The Aon Stock Incentive Plan (the “Stock Incentive Plan”) replaced the 1994 Plan and the other incentive compensation plans under which shares of the Company’s common stock may be issued. The Company has established this Outside Director Stock Award and Retirement Plan (the “Plan”) as a subplan within the Stock Incentive Plan to provide for the granting of Annual Awards, Past Service Retirement Awards and Future Service Retirement Awards (defined below) following the replacement of the 1994 Plan by the Stock Incentive Plan. The purposes of the Plan are to attract and retain well qualified persons for service as directors of the Company, who are not employees of the Company or any of its subsidiaries (“Outside Directors”); and to provide such Outside Directors with the opportunity to increase their proprietary interest in the Company, and thereby to increase their personal interest in the Company’s continued success, through the payment of a portion of directors’ fees and through the payment of retirement income in the form of shares of the Company’s common stock, $1.00 par value (“Common Stock”).

2.             Administration:

The Organization and Compensation Committee (the “Committee”) of the Board of Directors of the Company will have the responsibility and authority to administer and interpret the provisions of the Plan.

In administering the Plan, the Committee may employ attorneys, consultants, accountants or other persons, and the Company and the Committee shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation, in the absence of a fraudulent act or omission.

3.             Eligibility:

Awards under the Plan shall be available to all Outside Directors; provided, that no director who is an employee of the Company or any of its subsidiaries shall be eligible for participation in the Plan.

4.             Awards:

(a)           Annual Awards:   At each meeting of the Board of Directors of the Company (the “Board”) next following the annual meeting of the Company’s stockholders (the “Annual Meeting of the Board”), each Outside Director shall be awarded a number of shares of Common Stock the value of which shall be equivalent to $50,000 (the “Annual Award”), subject to and in accordance with the terms of Section 5. The Annual Award shall be determined by dividing $50,000 by the average Market Value (as hereinafter defined) of a share of Common Stock for the period January 1 through March 31 of the calendar year of the Annual Meeting of the Board, rounded up to the next full share.

In the case of an Outside Director who becomes an Outside Director other than at the annual meeting of the Company’s stockholders (the “Annual Meeting of Stockholders”) in any year, such Outside Director shall be awarded a prorated portion, rounded up to the next full share, of the number of shares of Common Stock the Outside Director would have received as an Annual Award if the Outside Director had become an Outside Director at the immediately preceding Annual Meeting of Stockholders based on the number of full months between the date on which such Outside Director becomes an Outside Director and the next Annual Meeting of the Board.

(b)           Retirement Awards:

(i)            An account (“Bookkeeping Account”) shall be established for each Outside Director’s Past Service Retirement Awards and Future Service Retirement Awards (collectively, “Retirement Awards”) and deferred Annual Awards.

(ii)           The Bookkeeping Account of each Outside Director in office as of April 15, 1994 will be credited as of each Annual Meeting of the Board with stock units representing shares of Common Stock with a Market Value on the date of the Annual Meeting of the Board equivalent to the product of (a) such Outside Director’s years of past service as an Outside Director of the Company as of April 15, 1994, subject to a maximum of 10 years, multiplied by (b) ten thousand dollars ($10,000) and divided by (c) the number of prospective full years of service from April 15, 1994 to such Outside Director’s Mandatory Retirement Date (the “Past Service Retirement Award”).

(iii)          The Bookkeeping Account of each Outside Director will also be credited as of each Annual Meeting of the Board with stock units representing shares of Common Stock with a Market Value on the date of the Annual Meeting of the Board equivalent to twenty thousand dollars ($20,000) (the “Future Service Retirement Award”).

(iv)          The “Market Value” of a share of Common Stock as of any date shall mean the arithmetic mean of the high and low selling prices of the Common Stock on the New York Stock Exchange on such date (or, if the New York Stock Exchange was not open for trading or the Common Stock was not traded on that day, the immediately preceding day that the New York Stock Exchange was open for trading and the Common Stock was traded).

(v)           All accumulated stock units credited to an Outside Director’s Bookkeeping Account pursuant to this subparagraph (b) (hereinafter referred to as

“Retirement Stock Units”) shall vest at the rate of ten percent per year of total service; provided, however, that all Retirement Stock Units credited to an Outside Director’s Bookkeeping Account pursuant to this subparagraph (b) shall be 100% vested at the time of such Outside Director’s Mandatory Retirement Date. As used herein, a “year of total service” means that period of time measured from an Annual Meeting of Stockholders to the next following Annual Meeting of Stockholders. As used herein an Outside Director’s “Mandatory Retirement Date” shall mean the next regularly scheduled Annual Meeting of Stockholders immediately following the Outside Director’s attainment of age 75.

(vi)          If an Outside Director retires on or after the Mandatory Retirement Date, beginning as soon as practicable after first day of the year following the later of an Outside Director’s Mandatory Retirement Date or the date the Outside Director ceases to serve as a director, the number of vested Retirement Stock Units credited to the Outside Director’s Bookkeeping Account will be distributed to the retired Outside Director in the form of shares of Common Stock in ten equal annual installments.

If an Outside Director retires prior to the Outside Director’s Mandatory Retirement Date, the distribution of vested Retirement Stock Units shall be made as soon as practicable after the first day of the year following date the Outside Director’s services to the Board cease and shall then be paid in the form of shares of Common Stock in ten equal annual installments.

In the event of an Outside Director’s death following retirement from the Board any remaining installments of Retirement Stock Units payable pursuant to this subparagraph (b)(vi) shall be distributed in the form of shares of Common Stock to the Outside Director’s designated beneficiary or if none then to the Outside Director’s estate.

(vii)         In the event that an Outside Director becomes unable to fulfill his duties as a director due to death or disability the number Retirement Stock Units (based on the Market Value of a share of Common Stock on the date of the immediately preceding Annual Meeting of the Board) that would have been credited to the Outside Director as Past Service Retirement Awards from such date through the Outside Director’s Mandatory Retirement Date shall be immediately credited to the Outside Director’s Bookkeeping Account, all Retirement Stock Units credited to the Outside Director’s Bookkeeping Account shall be 100% vested and shall be distributed to the Outside Director, or to the Outside Director’s designated beneficiary, or if none to the Outside Director’s estate, in the form of shares of Common Stock in ten equal annual installments commencing as soon as practicable after the first day of the year following the Outside Director’s death or determination of disability.

5.             Terms and Conditions:

The shares of Common Stock received under an Annual Award by an Outside Director who does not elect to defer receipt of such shares as provided in Section 6, shall, unless otherwise elected by the Outside Director in a registration form filed no later than 60 days after the shares are distributable to the Outside Director, be registered in the name of the Outside Director as the “Stockholder of Record” and the Outside Director shall immediately become entitled to all dividends paid on the Company’s Common Stock and to all voting rights accorded the Company’s Common Stock.

6.             Deferment of Annual Award:

(a)           Each year an Outside Director may make an irrevocable election to defer the receipt of the shares of Common Stock subject to the Annual Award for such year until the date the Outside Director retires, becomes unable to fulfill his duties as a director due to death or disability or otherwise ceases to serve as a director (or, in the case of an Annual Award that was deferred prior to the 2003 Annual Meeting of the Board, such other date agreed upon between the Outside Director and the Company) (the “Distribution Date”). Such election shall be made each year in advance of the date of the Annual Meeting of Stockholders at which the Outside Director is standing for election. In the case of an Outside Director who is elected to the Board other than at the Annual Meeting of Stockholders, such election to defer shall be in advance of the Board meeting at which the Outside Director is standing for election.

(b)           Each Outside Director’s Bookkeeping Account shall be credited with the number of stock units representing the shares of Common Stock deferred from time to time by such Outside Director (hereinafter referred to as “Annual Stock Units”). The Annual Stock Units credited to an Outside Director’s Bookkeeping Account shall be immediately vested.

(c)           An Outside Director’s Annual Stock Units will be distributed to the Outside Director in the form of shares of Common Stock on the first day of the year following the applicable Distribution Date, or, if so elected by the Outside Director on the applicable deferral election form, in equal annual installments over a period of up to ten years.

7.             Annual Awards Deemed Dividend Reinvestment:

Each Outside Director’s Bookkeeping Account shall be credited on each dividend payment date with the number of Annual Stock Units (including fractional units) equal to the amount of cash dividends such Outside Director would have received on such dividend payment date had the Outside Director actually owned the number of shares of Common Stock represented by the Annual Stock Units credited to his or her Bookkeeping Account on the dividend record date divided by the Market Value of a share of Common Stock on the dividend payment date.

8.             Withdrawals for Immediate Financial Needs:

Amounts deferred under the Plan may be distributed at the discretion of the Committee based on immediate financial need of the Outside Director or the Outside Director’s designated beneficiary. Such distributions shall occur only if the Outside Director or the Outside Director’s designated beneficiary suffers an extreme financial hardship occasioned by an unforeseeable event. Extreme financial hardship means an immediate catastrophic financial need occasioned by (1) an event such as death, total disability, serious injury or illness of the Outside Director or the Outside Director’s designated beneficiary, a spouse, or dependent, or (2) extreme financial reversal. Adequate proof of extreme financial hardship must be provided to the Committee. Distributions for extreme financial hardship may not exceed the amount required to meet the hardship and may be made only if the Committee finds that extreme financial hardship may not be met from other resources reasonably available to the Outside Director or the Outside

Director’s designated beneficiary including liquidation of investment assets, liquidation of luxury assets, loans from financial institutions or other sources.

9.            Company’s Obligation:

The Company’s obligation with respect to each Outside Director’s Bookkeeping Account shall be a general liability of the Company and the Company shall not be required to fund in any manner any-such Bookkeeping Account. Any shares of Common Stock deliverable with respect to any Outside Director’s Bookkeeping Account shall come solely from the general assets of the Company. The rights of an Outside Director with respect to his or her Bookkeeping Account shall be those of an unsecured general creditor. An Outside Director shall not have the right to vote any shares of Common Stock represented by stock units credited to his or her Bookkeeping Account, until shares of Common Stock are distributed to the Outside Director.

10.          Transferability:

Annual Stock Units and Retirement Stock Units shall not be transferable other than by will or the laws of descent and distribution, and shares of Common Stock shall not be receivable with respect to Annual Stock Units and Retirement Stock Units prior to the applicable distribution date hereunder.

11.          Regulatory Compliance and Listing:

The delivery of any shares of Common Stock under this Plan may be postponed by the Company for such period as may be required to comply with Federal or State securities laws, including listing requirements, national securities exchange requirements and any other law or regulation applicable to the delivery of such shares. The Company shall not be obligated to deliver any shares of Common Stock under this Plan if such delivery shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange. In addition, the shares of Common Stock when delivered may be subject to conditions, including transfer restrictions, if such conditions are required to comply with applicable securities law.

12.          No Right to Continue as Outside Director:

Nothing contained in this Plan shall be construed as conferring upon an Outside Director the right to continue to be associated with the Company as an Outside Director or in any other capacity.

13.          Amendment or Discontinuance:

The Board may amend, rescind or terminate the Plan as it shall deem advisable; provided, however, that no changes may be made in Awards theretofore granted under the Plan which would impair an Outside Director’s rights without his or her consent.

14.          Governing Law:

This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Illinois pertaining to contracts made and to be performed wholly within such jurisdiction, except as Federal law may apply.

First Amendment to the

Aon Corporation Outside Directors Stock Award

And Retirement Plan, as Amended and Restated

Effective January 1, 2003

WHEREAS, Aon Corporation (the “Company”) has adopted the Aon Corporation Outside Directors Stock Award and Retirement Plan, as amended and restated as of January 1, 2003 (the “Plan”), which is a subplan of the Aon Stock Incentive Plan, as approved and adopted by the Company’s stockholders in 2001; and

WHEREAS, the Board of Directors of the Company desires to amend the Plan pursuant to the Board’s authority to do so under Section 13 of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2005:

Section 4. The last sentence of Subsection (b)(v) of Section 4, “Awards,” shall be deleted in its entirety and the following substituted in its place:

“As used herein an Outside Director’s ‘Mandatory Retirement Date’ shall mean the next regularly scheduled Annual Meeting of Stockholders immediately following the Outside Director’s attainment of age 75; provided, however, that if the Board exercises its authority to extend an Outside Director’s service on the Board beyond such date, the term ‘Mandatory Retirement Date’ shall mean the date the Outside Director ceases his or her service on the Board.”

IN WITNESS WHEREOF, Aon Corporation has adopted the First Amendment to the Aon Corporation Outside Directors Stock Award and Retirement Plan, as Amended and Restated Effective January 1, 2003, effective as set forth above.